UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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THERMOGENESIS HOLDINGS, INC. (Name of Registrant as Specified In Its Charter)

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THERMOGENESIS HOLDINGS ANNOUNCES CHANGE IN LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Telephone Access Provided for the Meeting

RANCHO CORDOVA, Calif., May 28, 2020 -- ThermoGenesis Holdings, Inc. (Nasdaq: THMO), a market leader in automated cell processing tools and services in the cell and gene therapy field, today announced a change in location of its 2020 Annual Meeting of Stockholders to be held at 9:00 AM PT, on Thursday, June 4, 2020. The new location of will be at the Company’s corporate office, located at 2711 Citrus Rd., Rancho Cordova, CA 95742. Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health, well-being, and safety of its stockholders and employees, the Company will also provide telephone access to the meeting; instructions for telephone access are provided below.

While the Company plans to hold its 2020 Annual Meeting of Stockholders in the manner described in the Notice of Annual Meeting provided to its stockholders on or about April 23, 2020, to minimize the risk to the Company’s stockholders and employees, the Company encourages all stockholders to access the 2020 Annual Meeting of Stockholders via telephone, rather than attending the meeting in person. The 2020 Annual Meeting of Stockholders will only cover the necessary business items, and there will be no stockholder presentation nor a question and answer session. In light of restrictions and guidelines on public gatherings issued by the United States Center for Disease Control and Prevention (CDC), as well as federal, state, and local government authorities, only Company employees needed to conduct the business of the meeting will be present, and no other employees and directors will be attending the meeting in person.

Please note that stockholders will not be able to vote or revoke a proxy through telephone access, nor participate actively or ask questions. Therefore, to ensure that every vote is counted at the 2020 Annual Meeting of Stockholders, the Company encourages its stockholders to vote as instructed in the Notice of Internet Availability of Proxy Materials and/or proxy card, via the internet, by telephone, or by mailing back the proxy card received from the Company or from a broker, bank, or other provider.

The Company encourages all stockholders to consider safety first over attending the meeting in person.

To access the call, please dial 1-844-889-4331 (domestic), 1-412-380-7406 (international) or 1-866-605-3852 (Canada). To access a live webcast of the call, please visit: https://thermogenesis.com/investors/news-and-events/events-webcasts.

For further questions regarding how to access the 2020 Annual Meeting of Stockholders, please contact the Company by using the contact information set forth below.

About ThermoGenesis Holdings, Inc.

ThermoGenesis Holdings, Inc., develops, commercializes, and markets a range of automated technologies for CAR-T and other cell-based therapies. The Company currently markets a full suite of solutions for automated clinical biobanking, point-of-care applications, and automated manufacturing process for the emerging CAR-T immunotherapy market.

In response to the global COVID-19 pandemic, the Company is marketing a SARS-CoV-2 (COVID-19) IgM/IgG Antibody Fast Detection Kit in accordance with Section IV.D. of the “Policy for Diagnostic Tests for Coronavirus Disease – 2019 during the Public Health Emergency,” issued by the U.S. Food and Drug Administration on March 16, 2020.

For more information about ThermoGenesis, please visit: www.ThermoGenesis.com.

For more information about the Company’s Rapid COVID-19 Test, please visit: www.thermogenesis.com/covid-19-test-kit/ or click here to view the listing on the FDA website

Company Contact:
Wendy Samford
916-858-5191
ir@ThermoGenesis.com

Investor Contact:
Paula Schwartz, Rx Communications
917-322-2216
pschwartz@rxir.com